Exhibit 99.1

TUESDAY, AUGUST 12, 2014

CONTACTS:

Linda Lennox	Meara Murphy
Office: 978-671-8854	Office: 978-671-8508
Cell: 908-627-3424	Cell: 617-794-1045

Lantheus Medical Imaging Reports Results for Second Quarter

Ended June 30, 2104

Worldwide revenues increase 7% as-reported and 8% constant currency

Adjusted EBITDA increases to $16.3 million on continued gross margin expansion and operating expense leverage

No. BILLERICA, Mass. (August 12, 2014) – Lantheus Medical Imaging, Inc. (“LMI”), a wholly-owned operating subsidiary of parent company Lantheus MI Intermediate, Inc. and a global leader in developing, manufacturing, selling and distributing innovative diagnostic imaging agents, today reported financial results for its second quarter ended June 30, 2014.

Worldwide revenue totaled $75.6 million during the second quarter ended June 30, 2014, representing a 7% increase over $70.6 million reported during the second quarter of 2013. Excluding the impact of foreign currency, revenue increased 8% during the second quarter.

The Company’s second quarter 2014 GAAP net loss totaled $1.6 million, narrowed by $12.9 million from a net loss of $14.5 million in second quarter of 2013, while the Company’s Adjusted EBITDA increased by $9.8 million, to $16.3 million for the second quarter of 2014 from $6.5 million in the second quarter of 2013. The attached financial tables include a reconciliation of U.S. GAAP to non-GAAP results.

Jeffrey Bailey, President and CEO said, “We have been undertaking a financial and operational transformation of our business over the past six quarters, and our success to date is quite evident with the financial results of our second quarter. Our 8% constant currency revenue growth, accompanied by significant gross margin expansion and operating expense reduction, combined to expand our Adjusted EBITDA by 149% from year-ago levels, and has elevated our business to a meaningfully greater level of financial performance in a relatively short period of time.”

Mr. Bailey continued, “We continue to be pleased by the momentum of our business. Sequentially, our second quarter 2014 revenue and Adjusted EBITDA results exceeded those of our first quarter, the result of accelerated revenue growth in combination with continued operating leverage. During the second quarter, DEFINITY revenues once again grew sequentially, the result of continued growth of the U.S. ultrasound contrast market and the execution of our dedicated sales force. Looking ahead, the dynamics of our markets, the initiatives that we are targeting and the capabilities of our team combine to create exciting opportunities for our business during the remainder of 2014 and beyond.”

Conference Call

As previously announced, the Company will host a conference call starting at 4:30 p.m. (Eastern Time) today. To access the live conference call via telephone, please dial 1-866-510-0712 (U.S. callers) or 1-617-597-5380 (international callers) and provide passcode 37835042. A live audio webcast of the call also will be available on the homepage of the Company’s website at www.lantheus.com. A replay of the telephone conference call and audio webcast will be available from approximately 6:30 p.m. ET on August 12, 2014 through midnight on August 25, 2014. To access a replay of the conference call, dial 1-888-286-8010 (U.S. callers) or 1-617-801-6888 (international callers), and provide passcode 62046667. A replay of this conference call will also be available via for at least 90 days in the Investor Relations section of our website located at www.lantheus.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales excluding the impact of foreign currency, EBITDA and Adjusted EBITDA. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures may exclude such items which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that may be described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Lantheus Medical Imaging, Inc. and Lantheus MI Intermediate, Inc.

Lantheus Medical Imaging, Inc. (“LMI”), a wholly-owned operating subsidiary of parent company, Lantheus MI Intermediate, Inc., is a global leader in developing, manufacturing, selling and distributing innovative diagnostic imaging agents. LMI provides a broad portfolio of products, which are primarily used for the diagnosis of cardiovascular diseases. LMI’s key products include the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension; TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures; and Xenon (Xenon Xe 133 Gas), an inhaled radiopharmaceutical imaging agent used to evaluate pulmonary function and for imaging the lungs.

Lantheus has more than 500 employees worldwide with headquarters in North Billerica, Massachusetts, and offices in Puerto Rico, Canada and Australia.

– Tables Follow –

Lantheus MI Intermediate, Inc. and subsidiaries

Condensed Consolidated Statements of Operations

(dollars in thousands – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues	$75,613	$70,601	$148,949	$141,619
Cost of goods sold	44,554	49,654	87,829	97,860

Gross profit	31,059	20,947	61,120	43,759
Operating expenses:
Sales and marketing expenses	9,402	8,993	18,900	18,790
General and administrative expenses	8,990	8,293	17,842	18,546
Research and development expenses	2,687	7,537	5,909	19,535

Total operating expenses	21,079	24,823	42,651	56,871
Operating income (loss)	9,980	(3,876)	18,469	(13,112)
Interest expense, net	(10,567)	(10,619)	(21,119)	(21,288)
Other (expense) income, net	(175)	(87)	(589)	634

Loss before income taxes	(762)	(14,582)	(3,239)	(33,766)
Provision (benefit) for income taxes	874	(82)	(318)	546

Net loss	$(1,636)	$(14,500)	$(2,921)	$(34,312)

Lantheus MI Intermediate, Inc. and subsidiaries

Consolidated Sales Analysis

(dollars in thousands – unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% change	2014	2013	% change
U.S.
DEFINITY	23,019	18,291	25.8%	45,003	35,037	28.4%
TechneLite	20,624	22,140	(6.8)%	40,723	41,712	(2.4)%
Xenon	8,899	7,638	16.5%	18,605	15,945	16.7%
Cardiolite	506	432	17.1%	1,027	6,862	(85.0)%
Other	5,520	3,730	48.0%	10,021	6,930	44.6%

Total U.S.	$58,568	$52,231	12.1%	$115,379	$106,486	8.4%

International
DEFINITY	497	451	10.2%	871	734	18.7%
TechneLite	2,901	3,114	(6.8)%	5,843	5,968	(2.1)%
Xenon	—	9	(100)%	4	25	(84.0)%
Cardiolite	4,306	4,756	(9.5)%	8,465	9,236	(8.3)%
Other	9,341	10,040	(7.0)%	18,387	19,170	(4.1)%

Total International	$17,045	$18,370	(7.2)%	$33,570	$35,133	(4.4)%

Worldwide
DEFINITY	23,516	18,742	25.5%	45,874	35,771	28.2%
TechneLite	23,525	25,254	(6.8)%	46,566	47,680	(2.3)%
Xenon	8,899	7,647	16.4%	18,609	15,970	16.5%
Cardiolite	4,812	5,188	(7.2)%	9,492	16,098	(41.0)%
Other	14,861	13,770	7.9%	28,408	26,100	8.8%

Total Revenues	$75,613	$70,601	7.1%	$148,949	$141,619	5.2%

Lantheus MI Intermediate, Inc. and subsidiaries

Supplemental Sales Information

(unaudited)

	June 30, 2014 Quarter-to-Date Sales Growth/(Decline)
	Domestic As Reported	Int’l Constant Currency	Int’l As Reported	Total Constant Currency	Total As Reported
Products
DEFINITY	26%	18%	10%	26%	25%
TechneLite	(7)%	(1)%	(7)%	(6)%	(7)%
Xenon	17%	(100)%	(100)%	16%	16%
Cardiolite	17%	(5)%	(9)%	(3)%	(7)%
Other	48%	(3)%	(7)%	11%	8%

Total Revenues	12%	(3)%	(7)%	8%	7%

	June 30, 2014 Year-to-Date Sales Growth/(Decline)
	Domestic As Reported	Int’l Constant Currency	Int’l As Reported	Total Constant Currency	Total As Reported
Products
DEFINITY	28%	29%	19%	28%	28%
TechneLite	(2)%	5%	(2)%	(1)%	(2)%
Xenon	17%	(84)%	(84)%	17%	17%
Cardiolite	(85)%	(3)%	(8)%	(38)%	(41)%
Other	45%	2%	(4)%	13%	9%

Total Revenues	8%	2%	(4)%	7%	5%

Lantheus MI Intermediate, Inc. and subsidiaries

Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency

(dollars in thousands – unaudited)

	Three Months Ended June 30, 2014		Six Months Ended June 30, 2014
	International Net Sales	Total Net Sales	International Net Sales	Total Net Sales

Net sales, as reported	$17,045	$75,613	$33,570	$148,949
Currency impact as compared to prior period	822	822	2,139	2,139

Net sales, excluding the impact of foreign currency	$17,867	$76,435	$35,709	$151,088

Lantheus MI Intermediate, Inc. and subsidiaries

Reconciliation of As Reported Results to Non-GAAP Financial Measures

(dollars in thousands – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
EBITDA
Net loss, as reported	$(1,636)	$(14,500)	$(2,921)	$(34,312)
Interest expense, net	10,567	10,619	21,119	21,288
Provision (benefit) for income taxes	896	85	(121)	274
Depreciation	2,137	2,370	4,351	4,772
Amortization of intangible assets	2,271	4,160	4,573	8,326

EBITDA	14,235	2,734	27,001	348
Reconciling items impacting EBITDA:
Non-cash stock-based compensation	251	306	535	563
Legal fees relating to business interruption claim	231	119	465	387
Asset write-off	91	958	511	2,058
Severance and recruiting costs	216	400	301	4,491
Sponsor fee and other	258	681	509	938
New manufacturer costs	1,035	1,347	3,013	2,510

Adjusted EBITDA	$16,317	$6,545	$32,335	$11,295

Adjusted EBITDA as a percentage of net sales	21.6%	9.3%	21.7%	8.0%

Lantheus MI Intermediate, Inc. and subsidiaries

Reconciliation of Free Cash Flow

(dollars in thousands – unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Net cash used in operating activities	$(4,225)	$(15,963)	$(4,240)	$(16,113)
Capital expenditures	(1,998)	(1,347)	(3,480)	(2,796)

Free cash flow	$(6,223)	$(17,310)	$(7,720)	$(18,909)

Lantheus MI Intermediate, Inc. and subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands – unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$14,100	$16,669
Accounts receivable, net	42,536	38,910
Inventory	16,301	18,310
Income tax receivable	596	325
Deferred tax assets	13	18
Other current assets	4,525	3,087

Total current assets	78,071	77,319

Property, plant and equipment, net	96,381	97,653
Capitalized software development costs, net	1,866	1,470
Intangibles, net	31,192	34,998
Goodwill	15,714	15,714
Deferred financing costs	8,549	9,639
Deferred tax assets	37	15
Other long-term assets	19,769	22,577

Total assets	$251,579	$259,385

Liabilities and stockholder’s deficit
Current liabilities:
Line of credit	$13,500	$8,000
Accounts payable	13,987	18,103
Accrued expenses and other liabilities	23,891	25,492
Deferred tax liability	61	57
Deferred revenue	2,175	3,979

Total current liabilities	53,614	55,631
Asset retirement obligation	7,052	6,385
Long-term debt, net	399,159	399,037
Deferred tax liability	8	12
Other long-term liabilities	32,607	35,408

Total liabilities	492,440	496,473

Stockholder’s deficit	(240,861)	(237,088)

Total liabilities and stockholder’s deficit	$251,579	$259,385

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